UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2004



                           DRAGON PHARMACEUTICAL INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)


           Florida                        0-27937                 65-0142474
           -------                        -------                 ----------
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)


       1055 Hastings Street, Suite 1900
         Vancouver, British Columbia                         V6E 2E9
         ----------------------------                        -------
        (Address of Principal Executive Offices)           (Zip Code)



                                 (604) 669-8817
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
---------------------------------

Item 2.02   Results of Operations and Financial Condition

          Dragon Pharmaceutical Inc. announced its results for the third quarter ended September 30, 2004 on the attached press release.


Section 9 - Financial Statements and Exhibits
---------------------------------------------

Item 9.01   Financial Statements and Exhibits

            Exhibit No.         Exhibit Description
            -----------         -------------------

                99              Press release announcing third quarter results

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DRAGON PHARMACEUTICAL INC.,
                                    a Florida Corporation


Dated:  November 17, 2004           /s/ Matthew Kavanagh
        -------------------         --------------------------------------------
                                    Matthew Kavanagh
                                    Director of Finance and Compliance
                                    (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX


        Exhibit No.             Description
        -----------             -----------

            99 Press release dated November 15, 2004 titled "Dragon Reports Third Quarter Results of 2004"

                                                                EXHIBIT 99
                                                                ----------

                  Dragon Reports Third Quarter Results of 2004

Vancouver,  BC- November 15, 2004. - Dragon  Pharmaceutical  Inc. (TSX: DDD; OTC
BB: DRUG; BBSE: DRP) is pleased to announce the results for the third quarter ended September 30, 2004.

For the three-month ended September 30, 2004
--------------------------------------------
During the third quarter in 2004, the Company posted revenues of $1,057,254 from the sales of rHu Erythropoietin (EPO) compared to $1,151,646 for the same period of the prior year. Revenues of $691,669 were generated in China and $365,585 from outside of China during the third quarter of 2004 compared to $742,467 in China and $409,179 from outside of China for the same period in 2003. The gross profit margin was 73% for the period in 2004, which improved from the gross margin of 69% for the same period in 2003.

Net loss for the third quarter in 2004 was $212,148 or $0.01 per share, compared to a net loss of $282,581 or $0.01 per share, for the same period in 2003. The decrease in net loss for the third quarter in 2004 was mainly due to lower selling, general and administrative expenses and research and development expenses related to the development of EPO product for the European market.

For the nine-month ended September 30, 2004
-------------------------------------------
Revenues for the nine-month period in 2004 were $2.84 million, slightly up from $2.82 million from the same period in 2003. Sales in and outside of China were $
2.05 million and $0.79 million respectively during the period in 2004 compared to $1.77 million in China and $1.05 million outside of China for the same period in 2003. The gross profit margin was 75% for the period of 2004, improved from 69% for the same period in 2003. Net loss for the period of 2004 was $0.85 million or $0.04 per share compared to a loss of $1.25 million or $0.06 per share for the same period in 2003, reflecting a higher gross margin and lower selling, general and administrative expenses the results of effective cost control measures and a leaner corporate structure.

Status on the  Proposed  Acquisition  of  Oriental  Wave and the Annual  General
--------------------------------------------------------------------------------
Meeting
-------
Dragon has filed a revised preliminary Proxy Statement with the U.S. Securities and Exchange Commission (SEC) in connection to the proposed acquisition of Oriental Wave. Once the regulatory reviews are completed, Dragon will announce the date for the Annual General Meeting which is currently anticipated to be in the second half of December, 2004.

New Markets for Dragon's EPO:  Dominican  Republic,  Trinidad-Tobago  and Kosovo
--------------------------------------------------------------------------------
Dragon is pleased to announce that Dragon's EPO products have been granted market approvals in the Dominican Republic and Trinidad-Tobago as advised by Dragon's licensees. In addition, the health authority of Kosovo has accepted our licensee's application for the market approval and under such a circumstance, Dragon's licensee is allowed to bid for government tender and has since won such a tender. Initial shipment of our EPO products to all three additional markets has been started during the fourth quarter of 2004. Together with the already approved markets in China, Brazil, India, Egypt, Peru and Ecuador, Dragon's EPO products have been marketed in a total of 9 countries across Asia, Central and South America, the Middle East and Eastern Europe. For details, please refer to the announcement of a separate press release regarding the Dominican Republic, Trinidad-Tobago and Kosovo markets.

"During the third quarter, we managed to achieve 16% sequential growth in revenues over the second quarter. We are especially encouraged to see stronger international sales during the third quarter. On a year-to-date basis, we continued to lower our cost structure which led to a lower net loss. Compared to last year, our net loss has already been decreased by 33% at a similar revenue level.", said Dr. Alexander Wick, President and CEO of Dragon Pharmaceutical Inc. "Further, while the regulatory review process in connection with the proposed acquisition of Oriental Wave has taken longer time than expected, we look forward to completing the process as soon as we can so that we can hold the Annual General Meeting to vote on the transaction by the end of this year."

About Dragon Pharmaceutical Inc.
--------------------------------
Dragon Pharmaceutical Inc. is an international bio-pharmaceutical company headquartered in Vancouver, Canada, with a GMP production facility in Nanjing, China. Dragon's EPO products are being marketed in 9 countries: China, India, Egypt, Brazil, Peru, Ecuador, Trinidad-Tobago, Dominican Republic and Kosovo. Additional regulatory submissions are in progress throughout Central and Eastern Europe, Asia, Latin America, the Middle East and Africa, and the Company is preparing to enter the European Union market.

Dragon Pharmaceutical Inc. announced entering into a definitive agreement to acquire Oriental Wave Holdings Ltd. The proposed acquisition is subject to a number of conditions including regulatory and shareholders' approval. If the proposed acquisition is consummated, the combined company will have diverse and proven product lines under 3 divisions: a Pharma division for prescription and over-the-counter generic drugs, a Chemical division for bulk pharmaceutical chemicals such as Clavulanic Acid, 7-ACA and sterilized bulk drug production, and a Biotech division for EPO and in-licensed G-CSF. For details, please refer to the press release on June 14, 2004 - "Dragon and Oriental Wave Announce the Signing of Definitive Agreement to Create a Competitive and Growth Oriented Pharmaceutical Company"

For further information, please contact Garry Wong (email: ir@dragonbiotech.com) at (604) 669-8817 or North America toll free at 1-877-388-3784 or visit our web site at www.dragonpharma.com or www.dragonbiotech.com.

Forward  Looking  Statement:
Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: All statements, other than historical facts, included in the foregoing press release are forward-looking statements. These forward looking statements include, but are not limited to, that Dragon and Oriental Wave will consummate the acquisition. Forward-looking statements are not guarantees of future performance. They involve risk, uncertainties and assumptions including risks discussed under "Risks Associated With Dragon Pharmaceuticals" in the Company's annual report on Form 10-KSB, SEC File No.: 0-27937 and other documents filed with the SEC. The Company does not undertake the obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

The foregoing may be deemed to be soliciting materials of Dragon in connection with its definitive agreement to acquire Oriental Wave announced on June 14, 2004. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC") and Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Dragon shareholders and other investors are urged to read the definitive proxy statements that Dragon that will be filed with the SEC and sent to shareholders in connection with the proposed acquisition because it contains important information about Dragon,
Oriental Wave and related matters. Dragon and its directors and executive officers may be deemed to be participants in Dragon's solicitation of proxies from Dragon shareholders in connection with the proposed acquisition. Information regarding the participants and their security holdings can be found in each of Dragon's most recent proxy statement and Form 10-KSB filed with the SEC, which are or will be available from the SEC and Dragon as described below, and the definitive proxy statement when it is filed with the SEC. The definitive proxy statement will be available for free, both on the SEC web site (http://www.sec.gov) and from Dragon as follows:

Garry Wong
Dragon Pharmaceutical, Inc
1900 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9
Telephone: (604) 669-8817 or North American Toll Free: 1-877-388-3784
Fax: (604) 669-4243
Email: ir@dragonbiotech.com
Website: www.dragonpharma.com or www.dragonbiotech.com

In addition to the preliminary proxy statement, Dragon files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Dragon at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Dragon filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

                 SELECTED CONSOLIDATED STATEMENT OF OPERATIONS*
                 ----------------------------------------------

                                                            For the Three-month                 For the Nine-month
                                                            Ended September 30                  Ended September 30
                                                       ----------------------------        ----------------------------
                                                       2004              2003                2004              2003
                                                       ----              ----                ----              ----

Sales                                                  $1,057,254        $1,151,646        $2,843,669         $2,823,654

Gross Profit                                             $775,718          $797,648        $2,120,636         $1,941,387

Gross Profit Margin                                         73.4%             69.3%             74.6%              68.8%


Net (loss) for the period                              ($212,148)        ($282,581)        ($849,576)       ($1,253,034)
                                                  ================ ================= ================= ==================
(Loss) per share - basic and diluted                      ($0.01)           ($0.01)           ($0.04)            ($0.06)
                                                  ================ ================= ================= ==================
Weighted average number of common shares
outstanding
Basic and diluted                                      20,582,000        20,334,000        20,534,847         20,337,590


                    SELECTED CONSOLIDATED BALANCE SHEET DATA*
                    -----------------------------------------

                                   September 30, 2004         December 31, 2003
                                   ------------------         -----------------
Cash and Short-term Securities        $ 2,383,072                $ 3,126,667
Total Current Assets                  $ 5,689,283                $ 5,622,402
Total Current Liabilities             $ 1,341,471                $ 1,428,257
Working Capital                       $ 4,347,812                $ 4,194,145
Total Shareholders' Equity            $ 8,917,951                $ 9,707,795
Total Assets                         $ 10,259,422               $ 11,136,052


* For greater detail, please refer to the Company's 10-QSB, which has been filed with the SEC and the Ontario Securities Commission. The full financial statements will also be available on Dragon's website at www.dragonpharma.com or www.dragonbiotech.com. The Company's financial statements comply with U.S. GAAP (Generally Accepted Accounting Principles) and all dollar amounts are expressed in U.S. currency.